Exhibit 99.1

RPX Announces First Quarter 2011 Financial Results

SAN FRANCISCO – May 25, 2011 – RPX Corporation (NASDAQ: RPXC) announced today its financial results for the first quarter ended March 31, 2011.

First Quarter 2011 Highlights

•	Revenue totaled $34.4 million, up 89% from the prior year period

•	Client network grew to 81 with nine clients added in the first quarter

•	GAAP net income was $6.7 million or $0.17 per diluted share on a pro forma basis

•	Non-GAAP net income was $7.7 million or $0.20 per diluted share on a pro forma basis

“We began 2011 with a solid base of business and we’re pleased with our client additions in the first quarter,” said John Amster, CEO of RPX Corporation. “In early May, we successfully completed our IPO of 9,695,000 shares and began life as a public company. As we look ahead, we are focused on executing on the plan that we communicated to investors during our IPO road show.”

Summary Results

Revenue increased 89% to $34.4 million, compared to $18.2 million in the first quarter of 2010. The year-over-year revenue increase was driven by the growing acceptance of RPX’s patent risk management platform.

Selling, general and administrative expenses were $8.1 million in the first quarter of 2011, compared to $4.3 million in the first quarter of 2010. The increase in SG&A expenses was primarily due to increased headcount, especially in client relations, corporate development and technology development.

GAAP net income was $6.7 million or $0.14 per diluted share in the first quarter of 2011, compared to $3.1 million or $0.05 per diluted share in the first quarter of 2010. On a pro forma basis, giving effect to the restricted stock outstanding and the conversion of all preferred shares into common shares at the beginning of the period, GAAP net income in the first quarter of 2011 was $0.17 per diluted share, compared to $0.08 per diluted share in the first quarter of 2010. Non-GAAP net income, excluding stock-based compensation, was $7.7 million or $0.20 per diluted share on a pro forma basis in the first quarter of 2011, compared to $3.3 million or $0.09 per diluted share on a pro forma basis in the first quarter of 2010.

Conference Call

RPX management will host a conference call and live webcast for analysts and investors at 5:00 p.m. EDT on May 25, 2011. Parties in the United States and Canada can access the call by dialing 1-877-941-2068, using conference code 4442002. International parties can access the call by dialing 1-480-629-9712, using conference code 4442002.

RPX will offer a live webcast of the conference call, which will also include forward-looking information. The webcast will be accessible from the “Investor Relations” section of the company’s website at www.rpxcorp.com. The webcast will be archived there for a period of 30 days. An audio replay of the conference call will also be available two hours

RPX Announces First Quarter 2011 Financial Results	Page | 2

after the call and will be available for 30 days. To hear the replay, parties in the United States and Canada should call 1-800-406-7325 and enter conference code 4442002. International parties should call 1-303-590-3030 and enter conference code 4442002.

About RPX Corporation

RPX Corporation provides patent risk management solutions, offering defensive buying, acquisition syndication, patent intelligence and advisory services. By acquiring patents, RPX helps to mitigate and manage patent risk for its growing client network.

Use of Non-GAAP Financial Information

The accompanying press release dated May 25, 2011 contains non-GAAP financial measures. Tables are provided in the news release that reconciles the non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures include non-GAAP net income and non-GAAP earnings per share. To supplement the Company’s consolidated financial statements presented on a GAAP basis, management believes that these non-GAAP measures provide useful information about the Company’s core operating results and thus are appropriate to enhance the overall understanding of the Company’s past financial performance and its prospects for the future. Management believes it is useful to report non-GAAP measures which exclude stock-based compensation expense because it believes such expense does not reflect the underlying performance of the Company’s business operations. These adjustments to the Company’s GAAP results are made with the intent of providing both management and investors a more complete understanding of the Company’s underlying operational results and trends and performance. Management uses these non-GAAP measures to evaluate the Company’s financial results. The presentation of additional information is not meant to be considered in isolation or as a substitute for or superior to financial results determined in accordance with GAAP.

Safe Harbor Statement

This press release and its attachments contain forward-looking statements within the meaning of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include the quotations from management in this press release, as well as any statements regarding the Company’s strategic and operational plans. The Company’s actual results may differ materially from those anticipated in these forward-looking statements. Factors that may contribute to such differences include, among others, the Company’s ability to maintain an adequate rate of growth, the impact of the current economic climate on the Company’s business, the Company’s ability to effectively manage its growth, and the Company’s ability to attract new clients and retain existing clients. Forward-looking statements are often identified by the use of words such as, but not limited to, “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “will,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions or variations intended to identify forward-looking statements. More information about potential factors that could affect the Company’s business and financial results is contained in its Prospectus related to its initial public offering filed pursuant to Rule 424(b) under the Securities Act with the Securities and Exchange Commission on May 4, 2011. The Company does not intend, and undertakes no duty, to update any forward-looking statements to reflect future events or circumstances.

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Contacts:

Investor Relations	Media Relations
Julie Cunningham	Greg Spector
The Blueshirt Group	RPX Corporation
+1.425.217.2632	+1.415.717.4666
julie@blueshirtgroup.com	greg.spector@rpxcorp.com

RPX Announces First Quarter 2011 Financial Results	Page | 4

RPX Corporation

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended
	March 31,
	2011	2010
	(unaudited)
Revenue	$34,390	$18,212
Cost of revenue	13,665	7,733
Selling, general and administrative expenses	8,110	4,268

Operating income	12,615	6,211
Interest and other expense, net	(373)	(840)

Income before benefit from income taxes	12,242	5,371
Provision for income taxes	5,547	2,251

Net income	$6,695	$3,120

Less: allocation of net income to participating stockholders	5,649	2,871

Net income available to common stockholders—basic	$1,046	$249
Undistributed earnings re-allocated to common stockholders	203	36

Net income available to common stockholders—diluted	$1,249	$285

Net income per common share—basic	$0.14	$0.05

Net income per common share—diluted	$0.14	$0.05

Weighted-average shares used in computing net income per common share—basic	7,221	4,806

Weighted-average shares used in computing net income per common share—diluted	9,036	5,617

RPX Announces First Quarter 2011 Financial Results	Page | 5

RPX Corporation

Condensed Consolidated Balance Sheets

(in thousands)

	March 31,	December 31,
	2011	2010
	(unaudited)
Assets
Cash and cash equivalents	$41,853	$46,656
Restricted cash & short-term investments	16,016	720
Accounts receivable	744	12,632
Prepaid expenses and other assets	6,421	6,733
Deferred tax assets	2,567	2,567
Patent assets, net	132,415	126,508
Property and equipment and other intangibles, net	1,595	1,206

Total assets	$201,611	$197,022

Liabilities, redeemable convertible preferred stock and stockholders’ equity

Liabilities
Accounts payable and accrued liabilities	$3,194	$7,915
Deferred revenue	92,763	82,440
Notes payable and other obligations	14,558	23,583
Deferred tax liabilities	6,146	6,146
Other liabilities	3,498	3,438

Total liabilities	120,159	123,522

Redeemable convertible preferred stock	62,793	62,793

Stockholders’ equity
Common stock	1	1
Additional paid-in capital	1,308	51
Retained earnings	17,350	10,655

Total stockholders’ equity	18,659	10,707

Total liabilities, redeemable convertible preferred stock and stockholders’ equity	$201,611	$197,022

RPX Announces First Quarter 2011 Financial Results	Page | 6

RPX Corporation

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended March 31,
	2011	2010
	(unaudited)
Cash flows from operating activities
Net income	$6,695	$3,120
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	13,667	7,637
Stock-based compensation	1,048	157
Increase in deferred revenue	10,203	37,535
Changes in other working capital	7,711	(7,469)
Other	320	465

Net cash provided by operating activities	39,644	41,445

Cash flows from investing activities
Purchase of investments classified as available-for-sale	(15,100)	—
Acquisition of patent assets, net	(19,139)	(31,800)
Purchases of property and equipment and other intangible assets, net	(386)	(62)

Net cash used in investing activities	(34,625)	(31,862)

Cash flows from financing activities
Repayments of principal on notes payable and other obligations	(9,288)	(12,156)
Other financing proceeds and costs, net	(534)	25

Net cash used in financing activities	(9,822)	(12,131)

Net cash movement	(4,803)	(2,548)
Beginning cash balance	46,656	28,928

Cash and cash equivalents at end of period	$41,853	$26,380

RPX Announces First Quarter 2011 Financial Results	Page | 7

Reconciliation of Pro Forma Net Income Per Share

(in thousands, except per share data)

	Three Months Ended March 31,
	2011	2010
	(unaudited)
Net income	$6,695	$3,120

Pro forma net income per share (1)
Basic	$0.18	$0.08

Diluted	$0.17	$0.08

Shares used in computing pro forma net income per share:
Basic:
Basic weighted-average common shares	7,221	4,806
Add assumed conversion of redeemable convertible preferred shares	26,230	25,741
Add restricted stock	3,980	6,468

Shares used in computing pro forma basic net income per share	37,431	37,015

Diluted:
Diluted weighted-average common shares	9,036	5,617
Add assumed conversion of redeemable convertible preferred shares	26,230	25,741
Add restricted stock	3,980	6,468

Shares used in computing pro forma diluted net income per share	39,246	37,826

(1)	Pro forma basic and diluted net income per share were computed to give effect to the shares of restricted stock outstanding as of the original date of issuance and the conversion of the Company’s redeemable convertible preferred stock into common stock using the as-if converted method as though the conversion had occurred as of January 1, 2010 or the original date of issuance, if later.

Reconciliation of GAAP to Non-GAAP Net Income

(in thousands, except per share data)

	Three Months Ended
	March 31,
	2011	2010
	(unaudited)
Net income	$6,695	$3,120
Stock-based compensation	1,048	157

Non-GAAP net income	$7,743	$3,277

Pro forma non-GAAP net income per common share — basic	$0.21	$0.09

Pro forma non-GAAP net income per common share — diluted	$0.20	$0.09

Pro forma weighted-average shares — basic	37,431	37,015

Pro forma weighted-average shares — diluted	39,246	37,826

RPX Announces First Quarter 2011 Financial Results	Page | 8

	Three Months Ended
	March 31,
	2011	2010
	(unaudited)
Operating Metrics
Full time equivalent headcount	73	38

Number of clients	81	39

Additions in period	9	16
Trailing 4 quarters	42	28

Financial Metrics (in thousands)
Cash, cash equivalents and short-term investments (ending balance)	$57,149	$26,380

Deferred revenue, current and noncurrent (ending balance)	92,763	62,226

Gross acquisition spend	19,429	85,781
Trailing 4 quarters	80,053	122,046